Exhibit 10(86)

February 11, 2011

American International Group, Inc.

180 Maiden Lane

New York, NY 10038

Attention: General Counsel

Ladies and Gentlemen:

Reference is made to the Guarantee, Pledge and Proceeds Application Agreement, dated as of January 14, 2011 (as amended, the “GPPA”), among American International Group, Inc. (“AIG”), the Guarantors party thereto and AIA Aurora LLC and ALICO Holdings LLC, as the Secured Parties. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the GPPA.

The Rights Holder, on behalf of the Secured Parties, AIG and the Secured Parties hereby agree that, notwithstanding Section 4(b) of the GPPA, the amount of the Net Proceeds received in respect of the transactions contemplated by the Star-Edison Purchase Agreement (the “Star-Edison Proceeds”) that was not retained by AIG pursuant to the letter agreement, dated February 8, 2011, among the Rights Holder, AIG and the Secured Parties, shall be applied by AIG no later than the close of business on February 14, 2011, in the following order of priorities:

(i)                                    first, to the ALICO SPV as a repayment of the ALICO SPV Intercompany Loan in an amount sufficient to repay in full all amounts outstanding under the ALICO SPV Intercompany Loan Agreement, including accrued and unpaid interest thereon;

(ii)                                 second, to the ALICO SPV as a capital contribution in the amount of 1.25 billion dollars ($1,250,000,000); and

(iii)                              third, to the AIA SPV as a partial repayment of amounts outstanding under the AIA SPV Intercompany Loan Agreement, including accrued and unpaid interest thereon.

For the avoidance of doubt, (x) the amounts received by each SPV pursuant to the foregoing clauses (i) through (iii) shall be applied by such SPV in accordance with the Master Transaction Agreement and the applicable SPV LLC Agreement to reduce the ALICO Junior Liquidation Preference and the preferred return thereon and the AIA Liquidation Preference and the preferred return thereon, (y) all Net Proceeds other than the Star-Edison Proceeds and any other amounts paid on account of the Secured Obligations shall continue to be applied in accordance with Section 4 of the GPPA unless otherwise agreed by the Rights Holder on behalf of the Secured Parties and (z) the provisions of this letter shall not affect any other amounts payable to the Secured Parties or the holder of the AIA/ALICO Preferred Units.

Sections 18 (Notices), 21 (Amendments and Waivers), 22 (Choice of Law), 23 (Waiver of Jury Trial), 26 (Counterparts) and 28 (Jurisdiction, Consent to Service of Process) of the GPPA are incorporated herein by reference as if fully set forth herein.

Please confirm your agreement to the foregoing by signing and returning an executed counterpart of this letter.

Yours sincerely,

UNITED STATES DEPARTMENT OF THE TREASURY, as the Rights Holder, on behalf of the Secured Parties

				By:	/s/ Timothy G. Massad
					Name:	Timothy G. Massad
					Title:	Acting Assistant Secretary for Financial Stability

Acknowledged and agreed:

AMERICAN INTERNATIONAL GROUP, INC., as Pledgor

	By:	/s/ Brian T. Schreiber
		Name:	Brian T. Schreiber
		Title:	Executive Vice President, Treasury and Capital Markets

AIA AURORA LLC, as Secured Party

	By:	/s/ Brian T. Schreiber
		Name:	Brian T. Schreiber
		Title:	Manager

ALICO HOLDINGS LLC, as Secured Party

	By:	/s/ Brian T. Schreiber
		Name:	Brian T. Schreiber
		Title:	Manager

cc:	Robert W. Reeder III, Sullivan & Cromwell LLP
Michael M. Wiseman, Sullivan & Cromwell LLP
Gary Israel, Sullivan & Cromwell LLP

[SIGNATURE PAGE TO STAR/EDISON PROCEEDS LETTER]